EXHIBIT 99

Granite City Food & Brewery Reports Fourth Quarter and Fiscal Year 2009 Results

General and Administrative Costs Decreased $3.3 Million in Fiscal Year 2009 Compared to Fiscal Year 2008

Company-wide EBITDA Increased $1.0 Million in Fourth Quarter 2009 Compared to Fourth Quarter 2008

MINNEAPOLIS March 17, 2010 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the fourth quarter and fiscal year ended December 29, 2009.  The company also announced the election of a new independent director to fill a vacancy resulting from a resignation in February and the election of a new chairman.

Highlights for the fourth quarter and fiscal year 2009 were as follows:

•                  Prime cost (food, beverage, labor) as a percentage of revenue decreased 2.4 percentage points from 64.5% in the fourth quarter of 2008 to 62.1% in the fourth quarter of 2009 and decreased 4.5 percentage points from 66.9% in fiscal year 2008 to 62.4% in fiscal year 2009

•                  General and administrative charges decreased $1.0 million in fourth quarter 2009 compared to fourth quarter 2008, and decreased $3.3 million in fiscal year 2009 compared to fiscal year 2008

•                  Restaurant-level income before occupancy (“IBO”) improved to 22.2% in the fourth quarter of 2009 from 20.1% in prior year fourth quarter and improved to 22.5% in fiscal year 2009 compared to 18.2% in fiscal year 2008

•                  Comparable restaurant sales were down 8.1% on a fourth quarter-over-fourth quarter comparison

•                  Comparable guest traffic increased 1.4% on a fourth quarter-over-fourth quarter comparison

•                  Company-wide EBITDA increased $5.8 million to $4.6 million in fiscal year 2009 compared to $(1.2) million in fiscal year 2008

Fourth Quarter 2009 Financial Results

For all the company’s restaurants, the restaurant-level IBO margin was 22.2% for the fourth quarter of 2009 compared to 20.1% in the fourth quarter of 2008.  This represents an increase of 2.1 percentage points in restaurant-level IBO.

“We are pleased to see continued growth in our guest traffic as a result of our promotional and discount efforts,” commented Granite City’s CEO, Steve Wagenheim.  “Many of the initiatives that we put in place over the past year are beginning to take hold.  What is even more rewarding is that the improvement in revenue and operating margins is continuing into 2010.  While our operations team in the field continues to show great strength, we are also continuing our efforts to seek additional working capital in these difficult economic times by seeking long-term rent concessions on top of our already negotiated past concessions.  We believe this is imperative for any restaurant group to survive in today’s economic environment.”

Total revenue for the fourth quarter of 2009 decreased by 3.9% to $20.8 million compared to $21.7 million for the fourth quarter of 2008.  Total cost of sales before occupancy was $16.2 million in the fourth quarter of 2009 or 77.8% of sales, compared to prior year fourth quarter cost of sales before occupancy of $17.3 million or 79.9% of sales. The primary cause of improvement was a decrease in food and beverage costs as a percentage of revenue of 1.9 percentage points in the fourth quarter of 2009 compared to the fourth quarter of 2008.

General and administrative expenses were $1.7 million or 8.1% of sales for the fourth quarter of 2009 compared to $2.7 million or 12.3% of sales for the fourth quarter of 2008.

The net loss for the fourth quarter of 2009 was $2.6 million or $(0.37) per share compared to a net loss of $4.0 million or $(1.47) per share in the fourth quarter of 2008.

Fiscal Year 2009 Financial Results

Total revenue for fiscal year 2009 decreased by 10.8% to $85.8 million compared to $96.3 million for fiscal year 2008.  Fiscal year 2008 included 53 weeks while fiscal year 2009 included 52 weeks. On an adjusted 52-week basis, revenue decreased 9.1%.

For all the restaurants, the restaurant-level IBO margin was 22.5% for fiscal year 2009 compared to 18.2% for fiscal year 2008.  This represents an increase of 4.3 percentage points in restaurant-level IBO.

Total cost of sales before occupancy was $66.5 million in fiscal year 2009 or 77.5% of sales compared to prior year cost of sales before occupancy of $78.7 million or 81.8% of sales.

General and administrative expenses were $7.6 million or 8.8% of sales for fiscal year 2009 compared to $10.8 million or 11.3% of sales for fiscal year 2008.

The net loss for fiscal year 2009 was $9.6 million or $(2.53) per share compared to a net loss of $15.8 million or $(5.85) per share for fiscal year 2008.

Election of New Director and Chairman

On March 16, 2009, the company filed a Form 8-K with the SEC announcing the election of David A. Timpe to serve as a director, filling the vacancy resulting from the resignation of an independent director, John Pesicka.  Mr. Timpe, age 62, retired in May 2007 after 37 years as an audit partner at Eide Bailly LLP.  Since his retirement, Mr. Timpe has assisted start-up companies with their accounting and business solutions.  Mr. Timpe currently serves as the Interim Chief Financial Officer at Avera Sacred Heart Hospital, a position he has held since October 2009.  Previously he served as the Interim Chief Financial Officer at Sioux Center Community Hospital and Health Center from January 2009 to August 2009.

The company also announced that Joel C. Longtin, an independent director, was elected Chairman of the company’s board of directors, succeeding Eugene E. McGowan, who remains an independent director.

Investor Conference Call and Webcast

A conference call to review the results of the fourth quarter and fiscal year 2009 will be held on Thursday, March 18, 2010 at 10:00 a.m. Central Time and may be accessed by calling 1-888-732-6202 and referencing code 292074.  An archive of the presentation will be available for 30 days following the call and may be accessed by calling 1-888-348-4629 and entering replay code 292074.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, the ability to obtain financing for, and complete construction of, additional restaurants at acceptable costs, and the risks and uncertainties described in the Cautionary Statement within our Form 8-K filed with the Securities and Exchange Commission on March 16, 2010.

Additionally, this press release contains certain non-GAAP financial measures, including references to prime costs, restaurant-level IBO, adjusted company-wide EBITDA and adjusted revenue. Prime costs are the sum of the cost of food, beverage and labor.  We use prime costs to track the components in cost of sales which are directly variable with sales, and we use prime costs as a percentage of revenue as an internal measurement of restaurant-level operating performance.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, adjusted company-wide EBITDA represents operating loss with the add-back of pre-opening expenses, depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use adjusted company-wide EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our financial performance compared with our competitors.  Adjusted revenue is total revenue divided by the number of weeks in one fiscal period and multiplied by the number of weeks in the same fiscal period of the comparable year.  Because we use a 52/53 week fiscal year, we use adjusted revenue to compare periods as if there were the same number of weeks in each.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA, adjusted company-wide EBITDA and prime costs as a percentage of revenue for the fourth quarters and fiscal years 2009 and 2008, and adjusted revenue for the fiscal years 2009 and 2008 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more, and our new restaurants which are those restaurants that have been open for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson
	President and Chief Executive Officer	Chief Financial Officer
	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2009	2008	2009	2008

Restaurant revenues	$20,844,859	$21,692,598	$85,849,048	$96,294,344

Cost of sales:
Food, beverage and retail	5,692,467	6,329,691	23,557,063	29,035,558
Labor	7,247,592	7,661,943	30,052,771	35,429,340
Direct restaurant operating	3,273,575	3,346,832	12,892,914	14,260,116
Occupancy	2,168,989	1,562,370	6,983,445	6,200,309
Total cost of sales	18,382,623	18,900,836	73,486,193	84,925,323

Pre-opening	—	335,076	211,252	1,663,894
General and administrative	1,683,469	2,673,442	7,575,730	10,880,289
Depreciation and amortization	1,610,017	1,753,139	6,805,073	6,568,536
Exit or disposal activities	1,022,074	151,762	1,798,401	1,271,307
Other	143,341	41,224	202,027	146,360

Operating loss	(1,996,665)	(2,162,881)	(4,229,628)	(9,161,365)

Interest:
Income	592	310	2,279	28,788
Expense	(649,282)	(1,806,662)	(5,397,607)	(6,648,487)
Net interest expense	(648,690)	(1,806,352)	(5,395,328)	(6,619,699)

Net loss	$(2,645,355)	$(3,969,233)	$(9,624,956)	$(15,781,064)

Loss per common share, basic	$(0.37)	$(1.47)	$(2.53)	$(5.85)

Weighted average shares outstanding, basic	7,109,898	2,699,642	3,802,206	2,699,005

Selected Balance Sheet Information

	December 29,	December 30,
	2009	2008
Cash	$1,743,599	$2,652,411
Current assets, including cash	$3,139,018	$3,899,222
Total assets	$56,021,956	$82,110,665
Current liabilities	$11,668,965	$11,708,886
Total liabilities	$48,693,656	$79,634,099
Shareholders’ equity	$7,328,300	$2,476,566

Non-GAAP Reconciliations Q4 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$19,275,268	100%	$1,569,591	100%	$20,844,859	100%

Cost of sales:
Food, beverage and retail	5,276,013	27.4%	416,454	26.5%	5,692,467	27.3%
Labor	6,746,369	35.0%	501,223	31.9%	7,247,592	34.8%
Direct restaurant operating expenses	3,044,673	15.8%	228,902	14.6%	3,273,575	15.7%
Restaurant-level IBO*	$4,208,213	21.8%	$423,012	27.0%	$4,631,225	22.2%

Occupancy					2,168,989	10.4%
Pre-opening					—	0.0%
General and administrative					1,683,469	8.1%

Company-wide EBITDA*					778,767	3.7%

Depreciation and amortization					1,610,017
Exit or disposal activities, other					1,165,415

Operating loss					(1,996,665)

Interest:
Income					592
Expense					(649,282)
Net interest expense					(648,690)

Net loss as reported under GAAP					$(2,645,355)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q4 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$16,390,297	100%	$5,302,301	100%	$21,692,598	100%

Cost of sales:
Food, beverage and retail	4,765,659	29.1%	1,564,032	29.5%	6,329,691	29.2%
Labor	5,695,046	34.7%	1,966,897	37.1%	7,661,943	35.3%
Direct restaurant operating expenses	2,454,620	15.0%	892,212	16.8%	3,346,832	15.4%
Restaurant-level IBO*	$3,474,972	21.2%	$879,160	16.6%	$4,354,132	20.1%

Occupancy					1,562,370	7.2%
Pre-opening					335,076	1.5%
General and administrative					2,673,442	12.3%

Company-wide EBITDA*					(216,756)	(1.0)%

Depreciation and amortization					1,753,139
Exit or disposal activities, other					192,986

Operating loss					(2,162,881)

Interest:
Income					310
Expense					(1,806,662)
Net interest expense					(1,806,352)

Net loss as reported under GAAP					$(3,969,233)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$70,261,362	100%	$15,587,686	100%	$85,849,048	100%

Cost of sales:
Food, beverage and retail	19,232,075	27.4%	4,324,988	27.7%	23,557,063	27.4%
Labor	24,252,530	34.5%	5,800,241	37.2%	30,052,771	35.0%
Direct restaurant operating expense	10,461,583	14.9%	2,431,331	15.6%	12,892,914	15.0%

Restaurant-level IBO*	$16,315,174	23.2%	$3,031,126	19.4%	$19,346,300	22.5%

Occupancy					6,983,445	8.1%
Pre-opening					211,252	0.2%
General and administrative					7,575,730	8.8%

Company-wide EBITDA*					4,575,873	5.3%

Depreciation and amortization					6,805,073
Exit or disposal activities, other					2,000,428

Operating loss					(4,229,628)

Interest:
Income					2,279
Expense					(5,397,607)
Net interest expense					(5,395,328)

Net loss as reported under GAAP					$(9,624,956)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Fiscal Year 2008 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$64,546,439	100%	$31,747,905	100%	$96,294,344	100%

Cost of sales:
Food, beverage and retail	19,047,990	29.5%	9,987,568	31.5%	29,035,558	30.2%
Labor	23,715,326	36.7%	11,714,014	36.9%	35,429,340	36.8%
Direct restaurant operating expense	9,545,879	14.8%	4,714,237	14.8%	14,260,116	14.8%
Restaurant-level IBO*	$12,237,244	19.0%	$5,332,086	16.8%	$17,569,330	18.2%

Occupancy					6,200,309	6.4%
Pre-opening					1,663,894	1.7%
General and administrative					10,880,289	11.3%

Company-wide EBITDA*					(1,175,162)	(1.2)%

Depreciation and amortization					6,568,536
Exit or disposal activities, other					1,417,667

Operating loss					(9,161,365)

Interest:
Income					28,788
Expense					(6,648,487)
Net interest expense					(6,619,699)
Net loss as reported under GAAP					$(15,781,064)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Adjusted Company-Wide EBITDA*

	Thirteen Weeks		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2009	2008	2009	2008

Operating loss	$(1,996,665)	$(2,162,881)	$(4,229,628)	$(9,161,365)
Add:
Pre-opening	—	335,076	211,252	1,663,894
Depreciation and amortization	1,610,017	1,753,139	6,805,073	6,568,536
Exit or disposal activities, other	1,165,415	192,986	2,000,428	1,417,667
Adjusted Company-wide EBITDA*	$778,767	$118,320	$4,787,125	$488,732

Selected Cost as a Percentage of Revenue

	Thirteen Weeks		Year Ended
	December 29,	December 30,	December 29,	December 30,
	2009	2008	2009	2008

Cost as a percentage of revenue
Food, beverage and retail	27.3%	29.2%	27.4%	30.2%
Labor	34.8%	35.3%	35.0%	36.8%
Total prime costs *	62.1%	64.5%	62.4%	66.9%

Adjusted Revenue*

	Year Ended
	December 29,	December 30,
	2009	2008

Restaurant revenues	$85,849,048	$96,294,344

Revenue per week	1,650,943	1,816,874
	x 52weeks	x 52 weeks
Adjusted 52/53-week revenue	$85,849,048	$94,477,470
Decrease in adjusted 52/53-week revenue	-9.1%

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.